Exhibit 21

PITNEY BOWES INC.
SUBSIDIARIES OF REGISTRANT
The Registrant, Pitney Bowes Inc., a Delaware Corporation, has no parent
The following are subsidiaries of the Registrant
(as of December 31, 2015)

Subsidiary Name	Country or state of incorporation
Alternative Mail & Parcels Investments Ltd	United Kingdom
B. Williams Funding Corp.	Delaware
Borderfree Australia Pty. Ltd.	Australia
Borderfree Canada, Inc.	Canada
Borderfree China Co., Ltd.	China
Borderfree Limited	Ireland
Borderfree Research and Development Ltd.	Israel
Borderfree UK Limited	United Kingdom
Borderfree, Inc.	Delaware
BoxHop LLC	Delaware
Elmcroft Road Realty Corporation	Connecticut
Factor Humano y Cadena de Personal, S.A. de C.V.	Mexico
FSL Holdings Inc.	Connecticut
FSL Risk Managers Inc.	New York
Group 1 Software China Ltd.	Hong Kong
Harvey Company, L.L.C	Delaware
Mag Systèmes SAS	France
MapInfo Realty LLC	New York
OLDEMT LIMITED	United Kingdom
OldEurope Limited	United Kingdom
OldMS Limited	United Kingdom
OLDPBIMS LIMITED	United Kingdom
OldPBSL	United Kingdom
OLDPBIMS Limited	United Kingdom
PB Equipment Management Inc.	Delaware
PB European UK LLC	Delaware
PB Historic Renovation LLC	Delaware
PB Nova Scotia Holdings Inc.	Delaware
PB Nova Scotia Holdings II ULC	Canada
PB Nova Scotia Holdings ULC	Canada
PB Nova Scotia V ULC	Canada
PB Nova Scotia VI ULC	Canada
PB Nova Scotia VII ULC	Canada
PB Nova Scotia II ULC	Canada
PB Nova Scotia LP	Delaware
PB Professional Services Inc.	Delaware
PB Worldwide Inc,	Delaware
PBDorm Ireland Limited	Ireland

Pitney Bowes (Asia Pacific) Pte. Ltd	Singapore
Pitney Bowes (Dormant) Pte Ltd	Singapore
Pitney Bowes (Malaysia) Sdn Bhd	Malaysia
Pitney Bowes (Singapore) Pte Ltd	Singapore
Pitney Bowes (Switzerland) AG	Switzerland
Pitney Bowes Australia FAS Pty Limited	Australia
Pitney Bowes Australia Pty Limited	Australia
Pitney Bowes Brasil Equipamentos e Servicos Ltda	Brazil
Pitney Bowes Canada II LP	Canada
Pitney Bowes Canada LP	Canada
Pitney Bowes Credit Australia Limited	Australia
Pitney Bowes Danmark A/S	Denmark
Pitney Bowes Deutschland GmbH	Germany
Pitney Bowes Finance Ireland Limited	Ireland
Pitney Bowes Finance Limited	United Kingdom
Pitney Bowes Global Financial Services LLC	Delaware
Pitney Bowes Global Limited	United Kingdom
Pitney Bowes Global LLC	Delaware
Pitney Bowes Holdco Limited	United Kingdom
Pitney Bowes Holding SNC	France
Pitney Bowes Holdings Limited	United Kingdom
Pitney Bowes Hong Kong Limited	Hong Kong
Pitney Bowes India Private Limited	India
Pitney Bowes International Finance Limited	United Kingdom
Pitney Bowes International Funding	Ireland
Pitney Bowes International Holdings, Inc.	Delaware
Pitney Bowes Ireland Limited	Ireland
Pitney Bowes Italia S.r.l.	Italy
Pitney Bowes Japan K.K.	Japan
Pitney Bowes Limited	United Kingdom
Pitney Bowes Luxembourg Holding II S.a.r.l.	Luxembourg
Pitney Bowes Luxembourg Holding S.a.r.l.	Luxembourg
Pitney Bowes Mail and Messaging Systems (Shanghai) Co., Ltd.	China
Pitney Bowes New Zealand Limited	New Zealand
Pitney Bowes Norge AS	Norway
Pitney Bowes Nova Scotia ULC	Canada
Pitney Bowes of Canada Ltd. - Pitney Bowes du Canada Ltee	Canada
Pitney Bowes Oy	Finland
Pitney Bowes Polska Sp. z.o.o.	Poland
Pitney Bowes Presort Services, Inc.	Delaware
Pitney Bowes Properties Inc.	Connecticut
Pitney Bowes Puerto Rico, Inc.	Puerto Rico
Pitney Bowes SAS	France
Pitney Bowes Shelton Realty Inc.	Connecticut
Pitney Bowes Software (Beijing) Ltd	China
Pitney Bowes Software Canada Inc.	Canada

Pitney Bowes Software Europe Limited	United Kingdom
Pitney Bowes Software GmbH	Germany
Pitney Bowes Software Holdings Limited	United Kingdom
Pitney Bowes Software Inc.	Delaware
Pitney Bowes Software India Private Limited	India
Pitney Bowes Software K. K.	Japan
Pitney Bowes Software Pte. Ltd	Singapore
Pitney Bowes Software Pty Ltd	Australia
Pitney Bowes Software SAS	France
Pitney Bowes Svenska Aktiebolag	Sweden
Pitney Bowes UK LP	United Kingdom
PitneyWorks.com Inc.	Delaware
PitneyWorks.com L.L.C.	Delaware
Portrait International, Inc.	Ohio
Portrait Million Handshakes AS	Norway
Portrait Software International Limited	United Kingdom
Portrait Software Limited	United Kingdom
Quadstone Paramics Ltd	Scotland
Real Time Content Ltd	United Kingdom
Schooner Acq. Corp.	Delaware
Technopli SARL	France
The Pitney Bowes Bank, Inc.	Utah
Volly LLC	Delaware
Wheeler Insurance, Ltd.	Vermont